                              THIRD AMENDMENT  TO
                               CREDIT  AGREEMENT

          This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), effective as of August 31, 1999, is entered into by and among U.S. CONCRETE, INC., a Delaware corporation, (the "Company"), the Guarantors party thereto, the Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, individually as a Lender, and as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), Bank of America, N.A., f/k/a NationsBank, N.A., as Syndication Agent, and Bank One, Texas, NA and Credit Lyonnais New York Branch, as Co-Agents for the Lenders.

                             PRELIMINARY STATEMENT

          WHEREAS, the Company, the Guarantors, the Lenders, the Administrative Agent, the syndication agent and the co-agents have entered into that certain Credit Agreement dated as of May 28, 1999, as amended by that certain First Amendment to Credit Agreement dated June 30, 1999 among such parties and that certain Second Amendment to Credit Agreement dated July 31, 1999 (said Credit Agreement, as amended and as may be further amended, extended, supplemented or amended and restated from time to time, the "Credit Agreement"); and

          WHEREAS, the Company has requested the Lenders and the Administrative Agent to amend and modify certain additional terms of the Credit Agreement; and

          WHEREAS, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Amendment, provided that each of the Company and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents and agrees to make certain other amendments as set forth here.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expresses, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Defined Terms and Overall Changes. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

          2. Amendment to Section 6.01. Section 6.01 of the Credit Agreement is amended to add a new subsection (g) to read as follows (the remainder of Section 6.01 is unchanged):

               "(g) Indebtedness not to exceed $50,000.00 incurred as an advance by Walkers' Concrete, Inc. under its facility with Union Bank of

          California, N.A.; provided such advance (i) shall be a one-time advance and (ii) shall be fully repaid on or before the earlier of December 31, 1999 or the release by such bank of the liens securing such facility."

          3. Amendment to Section 6.02. Section 6.02(d) of the Credit Agreement is restated in its entirety to read as follows:

               "(d) Liens securing potential prepayment obligations of Walker's Concrete, Inc. to Union Bank of California, N.A. encumbering assets of Walker's Concrete, Inc.; provided (i) no further Indebtedness is owing by the Borrower or any Subsidiary to said bank in excess of that provided in Section 6.01(g) and (ii) said Liens are fully extinguished and released prior to December 31, 1999; and"

          4. Ratification. Each of the Company and each Guarantor hereby ratifies all of its obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Company or any Guarantor released from any covenant, warranty or obligation created by or contained herein.

          5. Representations and Warranties. Each of the Company and each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Company and such Guarantor, as the case may be, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Company or such Guarantor, as the case may be, in accordance with its terms, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except as heretofore otherwise disclosed in writing to the Administrative Agent,
(d) no Default exists under the Credit Agreement or under any of Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Company and each Guarantor.

          6. Conditions to Effectiveness. This Amendment shall be effective upon the execution and delivery hereof by all parties to the Administrative Agent and receipt by the Administrative Agent of (a) this Amendment and (b) a certificate of an officer of the Company certifying that all conditions in Section 4.02 of the Credit Agreement shall be satisfied.

          7. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

          8. Governing Law. THIS AGREEMENT, ALL NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS UNDER THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF TEXAS AND OF THE UNITED STATES.

          9. Final Agreement of the Parties. THIS AMENDMENT AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                    [Remainder of Page Intentionally Blank]

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                         COMPANY:

                              U.S. CONCRETE



                              By: /s/ Michael W. Harlan
                                 --------------------------
                                 Michael W. Harlan
                                 Senior Vice President

                         GUARANTORS:

                              Baer Concrete, Incorporated, a New Jersey
                                   corporation
                              Bay Cities Building Materials Co., Inc., a
                                   California corporation
                              B.C.B.M. Transport, Inc., a California corporation Central Concrete Supply Co., Inc. a California corporation
                              Opportunity Concrete Corporation, a District of
                                   Columbia corporation
                              R.G. Evans/Associates, d/b/a/ Santa Rosa Cast
                                   Products Co., a California corporation
                              Walker's Concrete, Inc., a California corporation



                              By: /s Michael W. Harlan
                                 --------------------------
                                 Michael W. Harlan
                                 Vice President

                         ADMINISTRATIVE AGENT/LENDER:

                              CHASE BANK OF TEXAS,
                              NATIONAL ASSOCIATION



                                    By: /s/ Michael E. Ondruch
                                       -----------------------------
                                       Michael E. Ondruch
                                       Vice President

                         SYNDICATION AGENT/LENDER:

                              BANK OF AMERICA, N.A.,
                                f/k/a Nationsbank, N.A.



                              By:    /s/ William B. Borus
                                     ---------------------------
                              Name:  William B. Borus
                              Title: Vice President

                         LENDER:

                              THE BANK OF NOVA SCOTIA



                              By:    F.C.H. Ashby
                                     ----------------------------
                              Name:  F.C.H. Ashby
                              Title: Senior Manager Loan Operations

                              CO-AGENT/LENDER:

                              BANK ONE, TEXAS, N.A.



                              By:    /s/  William S. Rogers
                                     ----------------------------
                              Name:  William S. Rogers
                              Title: Vice President

                              LENDER:

                              BRANCH BANKING & TRUST COMPANY



                              By:    /s/ Cory Boyte
                                     ---------------------------
                              Name:  Cory Boyte
                              Title: Vice President

                              LENDER:

                              COMERICA BANK



                              By:    /s/ Mark B. Grover
                                     ----------------------------
                              Name:  Mark B. Grover
                              Title: Vice President

                         CO-AGENT/LENDER:

                              CREDIT LYONNAIS
                              NEW YORK BRANCH



                              By:    Robert Ivosevich
                                     ---------------------------
                              Name:  Robert Ivosevich
                              Title: Senior Vice President